Exhibit 99.1

United States Brent Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$4,879,770
Unrealized Gain (Loss) on Market Value of Futures	14,855,360
Dividend Income	4,490
Interest Income	24,933
ETF Transaction Fees	350
Total Income (Loss)	$19,764,903

Expenses
General Partner Management Fees	$72,392
Professional Fees	12,603
Brokerage Commissions	13,958
Non-interested Directors' Fees and Expenses	615
Prepaid Insurance Expense	342
Total Expenses	99,910
Expense Waiver	(17,702)
Net Expenses	$82,208
Net Income (Loss)	$19,682,695

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/16	$110,183,213
Additions (50,000 Shares)	608,023
Net Income (Loss)	19,682,695

Net Asset Value End of Month	$130,473,931
Net Asset Value Per Share (9,000,000 Shares)	$14.50

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612